UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2009

SCIENTIFIC LEARNING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24547 (Commission File No.)	94-3234458 (IRS Employer Identification No.)

300 Frank Ogawa Plaza, Suite 600
Oakland, CA  94612
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (510) 444-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05.  Costs Associated with Exit or Disposal Activities.

On September 1, 2009, Scientific Learning Corporation (the “Company”) committed to a plan to consolidate its product development and product management leadership functions in its Oakland, California headquarters.  Under this plan, the Company expects to close its Waltham, Massachusetts office by the end of 2009. Approximately half of the Waltham office personnel are expected to remain with the Company; the remaining Waltham staff are expected to leave the Company by the end of 2009.  The Company notified the employees affected by the workforce reduction on September 1, 2009.

The Waltham office was acquired by Scientific Learning as part of its acquisition of the Reading Assistant product line in January 2008. The Company plans to continue to support and improve the Reading Assistant products, including the new Reading Assistant Expanded Edition scheduled for delivery in September 2009.

The Company estimates that the costs incurred in connection with this restructuring will be approximately $330,000.  These include both costs related to the Waltham lease of approximately $164,000, and estimated severance costs of approximately $169,000, all of which are expected to be incurred in September 2009.  Substantially all of the restructuring charge will result in cash expenditures.  Cash expenditures related to the lease are expected during the period between September 2009 and September 2011; cash expenditures for severance are expected in the fourth quarter of 2009.

This press release contains forward-looking statements that are subject to the safe harbor created by the federal securities laws.  Such statements include, among others, statements relating to the expected costs associated with the Waltham office lease and the workforce reduction, when such costs are expected to be incurred, the number of employees expected to leave the Company and to remain with the Company, and plans related to the launch and continuation of products.  These statements are subject to substantial risks and uncertainties.  Actual events or results may differ materially as a result of many factors, including but not limited to: employee response to the workforce reduction, conditions in the Waltham-area real estate market, general economic and financial conditions (including current adverse conditions in the general economy and in the financial and credit markets); unexpected challenges in product development; availability of funding to purchase the Company's products and generally available to schools; unexpected challenges in product development; the acceptance of new products and product changes; the extent to which the Company's marketing, sales and implementation strategies are successful; personnel changes; and other risks detailed in the Company's other SEC reports, including but not limited to the Report on Form 10Q for the second quarter of 2009 (Part II, Item 1A, Risk Factors), filed August 11,  2009. The Company disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events, or otherwise.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scientific Learning Corporation

Date: September 4, 2009	By:	/s/ Linda L. Carloni
	Title:	Senior Vice President and General Counsel

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